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                                                                 EXHIBIT 5.1
                    [LOOPER, REED, MARK & MCGRAW LETTERHEAD]



                                 April 8, 1997



Electronic Transmission Corporation
5025 Arapaho Road, Suite 515
Dallas, Texas 75248

                   Re:  Electronic Transmission Corporation
                        Registration Statement on Form S-8

Gentlemen:

         We have acted as counsel for Electronic Transmission Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 640,000 shares (the "Shares") of the common stock, $0.001 par value per share (the "Common Stock"), of the Company under the Company's 1995 Consultant Stock Compensation Plan and its 1997 Consultant Stock Compensation Plan (collectively, the "Plans"). A registration statement on Form S-8 (the "Registration Statement") has this date been filed under the Act with the Securities and Exchange Commission (the "Commission").

         In reaching the conclusions expressed in this opinion, we have examined executed copies of the Registration Statement and all exhibits thereto. We have also examined and relied upon the original, or copies certified to our satisfaction, of (i) the Certificate of Incorporation and the Bylaws of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Shares and related matters,
(iii) the Plans, as amended, and (iv) such other agreements and instruments relating to the Company as we have deemed necessary or appropriate for purposes of the opinions hereinafter expressed. In rendering such opinions, we have made such further investigation and inquiries relevant to the transactions contemplated by the Registration Statement as we have deemed necessary to the opinions expressed herein and have relied, to the extent we deemed reasonable, on certificates and certain other information provided to us by officers of the Company, and public officials as to matters of fact of which the maker of such certificates or the person providing such other information had knowledge. Furthermore, in rendering such opinions, we have assumed that the signatures on all documents examined by us are genuine, that all documents and corporate record books submitted to us as originals are accurate and complete, and that all documents submitted to us as copies are true, correct and complete copies of the originals thereof.
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Electronic Transmission Corporation
April 8, 1997
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         In issuing the opinions hereinafter expressed, we do not purport to be experts in the laws of any jurisdiction other than the State of Texas and the United States of America.

         Based solely upon the foregoing, and limited in all respects as aforesaid, WE ARE OF THE OPINION that:

         (1) The Company has been duly incorporated and is validly existing under the laws of the State of Delaware.

         (2) The Shares of Common Stock of the Company registered pursuant to the Registration Statement have been duly and validly authorized by the Company, and when sold, issued and delivered in the manner and for the consideration described in the Plans, will be validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.


                                    Yours very truly,

                                    /s/ Looper, Reed, Mark & McGraw Incorporated

                                    LOOPER, REED, MARK & MCGRAW
                                             INCORPORATED